LIVERAMP ANNOUNCES RESULTS FOR FIRST QUARTER FISCAL 2027
Revenue increased 10% year-over-year
GAAP operating income more than doubled year-over-year and non-GAAP increased 41%
Publicis Groupe transaction still expected to close before the end of CY26

SAN FRANCISCO, Calif., August 5, 2026—LiveRamp® (NYSE: RAMP), a leading data collaboration platform, today announced its financial results for the quarter ended June 30, 2026.

In light of the pending transaction with Publicis Groupe, LiveRamp will not host an earnings conference call or provide financial guidance in conjunction with this earnings release.

Q1 Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $214 million, up 10%.

•Subscription revenue was $160 million, up 8%.

•Marketplace & Other revenue was $54 million, up 15%.

•GAAP gross profit was $151 million, up 11%. GAAP gross margin of 71% was stable. Non-GAAP gross profit was $155 million, up 10%. Non-GAAP gross margin of 72% was stable.

•GAAP income from operations was $20 million compared to $7 million. GAAP operating margin of 9% expanded by 6 percentage points. Non-GAAP operating income was $50 million, up 41%. Non-GAAP operating margin of 24% expanded by 5 percentage points.

•GAAP and non-GAAP diluted earnings per share was $0.28 and $0.65, respectively.

•Net cash provided by operating activities was $17 million compared to a use of $16 million.

•Share repurchases in the first quarter totaled approximately 0.6 million shares for $18 million.

Commenting on the results, CEO Scott Howe said: "Fiscal 2027 is off to a strong start, with Q1 revenue and operating income ahead of our internal projections. We continue to make good progress with our AI and agentic initiatives with the launch of the LiveRamp Agent Builders Lab and new partnerships with OpenAI, Databricks and Adobe. Finally, our previously announced transaction with Publicis Groupe remains on track to close before the end of calendar 2026."
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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for the quarters ended June 30, 2026 and June 30, 2025 ($ in millions, except per share amounts):

	GAAP		Non-GAAP
	Q1 FY27	Q1 FY26	Q1 FY27	Q1 FY26
Subscription revenue	$160	$148	--	--
YoY change %	8%	10%	--	--
Marketplace & Other revenue	$54	$46	--	--
YoY change %	15%	13%	--	--
Total revenue	$214	$195	--	--
YoY change %	10%	11%	--	--

Gross profit	$151	$137	$155	$141
% Gross margin	71%	70%	72%	72%
YoY change, pts	— pts	(1) pt	— pts	(1) pt

Operating income	$20	$7	$50	$36
% Operating margin	9%	4%	24%	18%
YoY change, pts	6 pts	7 pts	5 pts	3 pts

Net earnings	$18	$8	$40	$30
Diluted earnings per share	$0.28	$0.12	$0.65	$0.44

Shares to calculate diluted EPS	61.8	66.7	61.8	66.7
YoY change %	(7)%	0%	(7)%	(3)%

Operating cash flow	$17	$(16)
Free cash flow			$16	$(16)

Totals and year-over-year changes may not reconcile due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics

•On May 17, 2026, LiveRamp announced that it entered into a definitive agreement to be acquired by Publicis Groupe in an all-cash transaction valuing LiveRamp's equity at $38.50 per share. The transaction is expected to close before the end of calendar 2026, subject to customary closing conditions, including approval by LiveRamp shareholders. The Proxy Statement contains additional information about the shareholder vote, which is scheduled for August 17, 2026.

•We announced that we now enable marketers with ChatGPT ad campaigns to use LiveRamp’s Conversions API (CAPI) Hub to connect conversion events. Through this implementation, marketers can measure the effects of their ChatGPT ad campaigns on conversions anywhere, immediately improving measurement and optimization (link).

•We announced the launch of embedded identity, activation, collaboration, and measurement solutions in Databrick's new Agentic Customer Data Platform, which enables joint customers to unlock intelligence for advertising and marketing (link).

•We announced LiveRamp Agent Builders (LAB), a new program to bring more partner-built agents into our network and help marketers use AI to transform planning, activation and measurement. During LAB’s pilot, brands will have access to agents from all of the AI companies participating in the program, enabling customers to focus on finding tools that create value (link).

•We announced a new integration with Adobe GenStudio for Commerce Media Networks (CMNs), making commerce purchase data available through LiveRamp’s platform for use in Adobe’s agentic content supply chain — enabling brands to build and launch more targeted campaigns within commerce media networks (link).

•We announced a new partnership with DoorDash to enable privacy-centric measurement that matches advertiser data with DoorDash data — surfacing incremental reach and campaign impact (link).

•LiveRamp ended the quarter with 132 customers whose annualized subscription revenue exceeds $1 million, compared to 127 in the prior year period.

•LiveRamp ended the quarter with 845 direct subscription customers, compared to 835 in the prior year period.

•Subscription net retention was 103% and platform net retention was 106%.

•Approximately 84% of total subscription revenue was fixed and 16% was usage.

•Data Marketplace revenue increased by 13% year-over-year to $40 million.

•Annualized recurring revenue (ARR), which is the last month of the quarter fixed subscription revenue annualized, was $539 million, up 7% compared to the prior year period.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $482 million, up 7% compared to the prior year period.
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About LiveRamp

LiveRamp is a leading data collaboration technology company, empowering marketers and media owners to deliver and measure marketing performance everywhere it matters. LiveRamp’s data collaboration network seamlessly unites data across advertisers, ad tech platforms, publishers, data providers, and commerce media networks—unlocking insights that deliver transformational consumer experiences, and drive measurable business outcomes. As consumers embrace AI-powered experiences, the LiveRamp data collaboration network expands the breadth and accuracy of the data on which marketing AI capabilities operate. Our platform is engineered for AI agent accessibility, facilitating autonomous data collaboration between the specialized AI agents utilized by our customers and partners. Built on a foundation of strict neutrality, interoperability, and global scale, LiveRamp enables organizations to maximize the value of their data while accelerating business growth.

LiveRamp is headquartered in San Francisco, California, with offices worldwide. Learn more at LiveRamp.com.

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Forward-Looking Statements

This communication contains forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning LiveRamp, Publicis, the proposed transaction and other matters. Forward-looking statements contained herein could include, among other things, statements regarding the anticipated timing of the consummation of the proposed transaction; statements about management’s confidence in and strategies for performance of the combined businesses; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan,” “contemplate,” “project,” “target” or other comparable terms. These forward-looking statements are not guarantees of future performance. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside the control of LiveRamp or Publicis. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication including, but not limited to: economic uncertainties that could impact LiveRamp or LiveRamp’s suppliers, customers and partners, geopolitical circumstances, including risk related to tariffs and other trade restrictions, the possibility of a recession, general inflationary pressure and high interest rates; the ability and willingness of LiveRamp’s customers to renew their agreements with LiveRamp upon their expiration; LiveRamp’s ability to add new customers and upsell within LiveRamp’s subscription business; LiveRamp’s reliance upon partners, including data suppliers, who may withdraw or withhold data from LiveRamp; increased competition and rapidly changing technology that could impact LiveRamp’s products and services; LiveRamp’s ability to keep up with rapidly changing technology practices in LiveRamp’s products and services or that expected benefits from utilization of technological innovations (including AI) may not be realized as soon as expected or at all; the risk that LiveRamp fails to realize the potential benefits of or have difficulty integrating acquired businesses; and LiveRamp’s inability to attract, motivate and retain talent. Additional risks include maintaining LiveRamp’s culture and LiveRamp’s ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in LiveRamp’s current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting LiveRamp’s workforce. LiveRamp’s global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. LiveRamp’s international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm LiveRamp’s business. The risk of a significant breach of the confidentiality of the information or the security of LiveRamp’s or LiveRamp’s customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that LiveRamp’s current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to LiveRamp on commercially reasonable terms, or at all, could be detrimental to LiveRamp’s business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about LiveRamp’s industry; interruptions or delays in service from data center or cloud hosting vendors LiveRamp relies upon; and LiveRamp’s dependence on the continued availability of third-party data hosting and transmission services. LiveRamp’s clients’ ability to use data on LiveRamp’s platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Continued changes in the judicial, legislative, regulatory, accounting, cultural and consumer environments affecting LiveRamp’s business, including but not limited to litigation, investigations, legislation, regulations and customs at the state, federal and international levels relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to LiveRamp’s customers which could cause enterprise software budget tightening. In addition, third parties may claim that LiveRamp is infringing their intellectual property or may infringe LiveRamp’s intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of LiveRamp’s resources. Factors that could cause actual future events to differ materially from the forward looking-statements in this communication in regard to the proposed transaction concerning LiveRamp and Publicis include, but are not limited to: (1) failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change, or other circumstance that could give rise to the right of one or multiple of the parties to terminate the definitive agreement between Publicis and LiveRamp; (2) the possibility that the transaction does not close when expected or at all because required regulatory, shareholder, or other approvals are not received or satisfied on a timely basis or at all; (3) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, including those resulting from the announcement, pendency or completion of the transaction; (4) risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected; (5) failure to realize anticipated benefits of the combined operations; (6) risks relating to unanticipated costs of integration; (7) ability to hire and retain key personnel; (8) ability to successfully integrate the companies’ businesses; (9) the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including clients, employees and competitors, including reputational risk; (10) ability to attract new clients and retain existing clients in the manner anticipated; (11) reliance on and integration of information technology systems; (12) suffering reduced profits or losses as a result of intense competition; or (13) potential litigation that may be instituted against LiveRamp or its directors or officers related to the proposed transaction or the merger agreement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in LiveRamp’s Annual Report on Form 10-K for the year ended March 31, 2026, in Part I “Cautionary Statements Relevant to Forward-Looking Information” and Part I, Item 1A, “Risk Factors,” as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission (the “SEC”) and those described in documents Publicis has filed with the Autorité des Marchés Financiers (the French securities regulator). The parties do not undertake, nor do they have, any obligation to provide updates or to revise any forward-looking statements.
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NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable regulations.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, LiveRamp Holdings, Inc. filed a definitive proxy statement with the SEC relating to the proposed transaction on July 6, 2026 (the “proxy statement”). LiveRamp commenced mailing of the proxy statement to its shareholders on or about July 8, 2026. This communication is not a substitute for the proxy statement or any other document that LiveRamp has filed or may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at LiveRamp’s shareholder meeting to approve the proposed transaction should be made only on the basis of the information contained in LiveRamp’s proxy statement and documents incorporated by reference therein. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on LiveRamp’s website at www.liveramp.com.

PARTICIPANTS IN THE SOLICITATION

Publicis, LiveRamp and their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LiveRamp in respect of the proposed transactions contemplated by the proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of LiveRamp in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement. Information about the directors and executive officers of LiveRamp and their ownership of shares of LiveRamp common stock and other securities of LiveRamp can be found in the sections entitled “Nominees and Continuing Directors,” “Compensation Discussion and Analysis,” “Compensation Tables,” “Non-Employee Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management” included in the proxy statement; in the Form 3 and Form 4 initial statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by LiveRamp’s directors and executive officers; and in other documents subsequently filed by LiveRamp with the SEC. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on LiveRamp’s website at www.liveramp.com.

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The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended June 30,
			$	%
	2026	2025	Variance	Variance

Revenues	213,986	194,822	19,164	9.8%
Cost of revenue	63,043	58,319	4,724	8.1%
Gross profit	150,943	136,503	14,440	10.6%
% Gross margin	70.5%	70.1%

Operating expenses
Research and development	37,134	39,608	(2,474)	(6.2)%
Sales and marketing	51,934	51,906	28	0.1%
General and administrative	35,149	37,345	(2,196)	(5.9)%
Gains, losses and other items, net	6,563	423	6,140	N/A
Total operating expenses	130,780	129,282	1,498	1.2%

Income from operations	20,163	7,221	12,942	179.2%
% Margin	9.4%	3.7%

Total other income, net	3,091	3,709	(618)	(16.7)%
Income from continuing operations before income taxes	23,254	10,930	12,324	112.8%
Income tax expense	5,739	3,183	2,556	80.3%

Net earnings	17,515	7,747	9,768	126.1%

Basic earnings per share	0.29	0.12	0.17	144.6%

Diluted earnings per share	0.28	0.12	0.17	143.9%

Basic weighted average shares	60,506	65,448
Diluted weighted average shares	61,846	66,731

Some totals may not sum due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended June 30,
	2026	2025

Income from continuing operations before income taxes	23,254	10,930
Income tax expense	5,739	3,183
Net earnings	17,515	7,747

Basic earnings per share	0.29	0.12
Diluted earnings per share	0.28	0.12

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,750	2,750
Non-cash stock compensation (cost of revenue and operating expenses)	20,942	25,410
Restructuring and merger charges (gains, losses, and other)	6,563	423
Total excluded items from continuing operations	30,255	28,583

Income from continuing operations before income taxes and excluding items	53,509	39,513
Income tax expense (2)	13,378	9,878
Non-GAAP net earnings from continuing operations	40,131	29,635

Non-GAAP earnings per share from continuing operations
Basic	0.66	0.45
Diluted	0.65	0.44

Basic weighted average shares	60,506	65,448
Diluted weighted average shares	61,846	66,731

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Non-GAAP income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income. The differences between our GAAP and non-GAAP income taxes were primarily due to the net tax effects of the excluded items.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2026	2025

Income from operations	20,163	7,221
Operating income margin	9.4%	3.7%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,750	2,750
Non-cash stock compensation (cost of revenue and operating expenses)	20,942	25,410
Restructuring and merger charges (gains, losses, and other)	6,563	423
Total excluded items	30,255	28,583

Income from operations before excluded items	50,418	35,804
Non-GAAP operating income margin	23.6%	18.4%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2026	2025

Net earnings from continuing operations	17,515	7,747
Income tax expense	5,739	3,183
Total other income, net	(3,091)	(3,709)

Income from operations	20,163	7,221
Depreciation and amortization	3,330	3,389

EBITDA	23,493	10,610

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	20,942	25,410
Restructuring and merger charges (gains, losses, and other)	6,563	423

Other adjustments	27,505	25,833

Adjusted EBITDA	50,998	36,443

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,	$	%
	2026	2026	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	363,523	379,547	(16,024)	(4.2)%
Short-term investments	7,500	7,500	—	—%
Trade accounts receivable, net	216,711	212,977	3,734	1.8%
Refundable income taxes, net	6,179	10,243	(4,064)	(39.7)%
Other current assets	41,764	42,874	(1,110)	(2.6)%
Total current assets	635,677	653,141	(17,464)	(2.7)%

Property and equipment	23,673	23,396	277	1.2%
Less - accumulated depreciation and amortization	18,294	18,246	48	0.3%
Property and equipment, net	5,379	5,150	229	4.4%

Intangible assets, net	6,417	9,167	(2,750)	(30.0)%
Goodwill	502,023	502,067	(44)	—%
Deferred commissions, net	39,002	40,727	(1,725)	(4.2)%
Deferred income taxes	58,009	57,873	136	0.2%
Other assets, net	32,304	26,052	6,252	24.0%
	1,278,811	1,294,177	(15,366)	(1.2)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	128,654	129,730	(1,076)	(0.8)%
Accrued payroll and related expenses	23,318	55,063	(31,745)	(57.7)%
Other accrued expenses	42,000	40,280	1,720	4.3%
Deferred revenue	45,265	39,714	5,551	14.0%
Total current liabilities	239,237	264,787	(25,550)	(9.6)%

Other liabilities	62,177	57,411	4,766	8.3%

Stockholders' equity:
Preferred stock	—	—	—	n/a
Common stock	16,315	16,183	132	0.8%
Additional paid-in capital	2,152,227	2,129,554	22,673	1.1%
Retained earnings	1,476,825	1,459,310	17,515	1.2%
Accumulated other comprehensive income	5,614	5,640	(26)	(0.5)%
Treasury stock, at cost	(2,673,584)	(2,638,708)	(34,876)	1.3%
Total stockholders' equity	977,397	971,979	5,418	0.6%
	1,278,811	1,294,177	(15,366)	(1.2)%
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended June 30,
	2026	2025
Cash flows from operating activities:
Net earnings	17,515	7,747
Non-cash operating activities:
Depreciation and amortization	3,330	3,389
Loss on disposal or impairment of assets	8	119
Lease-related impairment and restructuring charges	—	274
Gain on sale of strategic investments	—	(14)
Loss (gain) on marketable equity securities	38	(141)
Provision for doubtful accounts	284	1,256
Deferred income taxes	(90)	112
Non-cash stock compensation expense	20,942	25,410
Changes in operating assets and liabilities:
Accounts receivable, net	(4,021)	(34,265)
Deferred commissions	1,725	670
Other assets	2,510	5,284
Accounts payable and other liabilities	(37,255)	(35,861)
Income taxes	6,463	4,482
Deferred revenue	5,567	5,717
Net cash provided by (used in) operating activities	17,016	(15,821)
Cash flows from investing activities:
Capital expenditures	(703)	(336)
Proceeds from sale of strategic investment	—	14
Net cash used in investing activities	(703)	(917)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	2,552	5,920
Shares repurchased for tax withholdings upon vesting of stock-based awards	(17,323)	(10,845)
Acquisition of treasury stock	(17,553)	(29,872)
Net cash used in financing activities	(32,324)	(34,797)
Net cash used in continuing operations	(16,011)	(51,535)
Effect of exchange rate changes on cash	(13)	1,221

Net change in cash, cash equivalents and restricted cash	(16,024)	(50,314)
Cash, cash equivalents and restricted cash at beginning of period	379,547	413,926
Cash, cash equivalents and restricted cash at end of period	363,523	363,612

Supplemental cash flow information:
Cash received for income taxes, net	(639)	(1,414)
Cash paid for operating lease liabilities	2,610	2,474
Operating lease assets obtained in exchange for operating lease liabilities	5,715	576
Purchases of property, plant and equipment remaining unpaid at period end	158	189
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LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW (1)
(Unaudited)
(Dollars in thousands)

	FY2026					FY2027
	6/30/2025	9/30/2025	12/31/2025	3/31/2026	FY2026	6/30/2026

Net cash provided by operating activities	$(15,821)	$57,408	$67,266	$58,902	$167,755	$17,016

Less:
Capital expenditures	(336)	(589)	(162)	(289)	(1,376)	(703)

Free Cash Flow	$(16,157)	$56,819	$67,104	$58,613	$166,379	$16,313

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
							Qtr-to-Qtr
	FY2026					FY2027	FY2027 to FY2026
	6/30/2025	9/30/2025	12/31/2025	3/31/2026	FY2026	6/30/2026	%	$

Revenues	194,822	199,829	212,197	206,092	812,940	213,986	9.8%	19,164
Cost of revenue	58,319	59,594	59,656	60,548	238,117	63,043	8.1%	4,724
Gross profit	136,503	140,235	152,541	145,544	574,823	150,943	10.6%	14,440
% Gross margin	70.1%	70.2%	71.9%	70.6%	70.7%	70.5%

Operating expenses
Research and development	39,608	36,952	33,823	37,756	148,139	37,134	(6.2)%	(2,474)
Sales and marketing	51,906	48,685	48,864	56,192	205,647	51,934	0.1%	28
General and administrative	37,345	33,170	29,078	32,988	132,581	35,149	(5.9)%	(2,196)
Gains, losses and other items, net	423	—	1,252	3,315	4,990	6,563	1,451.5%	6,140
Total operating expenses	129,282	118,807	113,017	130,251	491,357	130,780	1.2%	1,498

Income from operations	7,221	21,428	39,524	15,293	83,466	20,163	179.2%	12,942
% Margin	3.7%	10.7%	18.6%	7.4%	10.3%	32.0%

Total other income, net	3,709	3,544	3,378	3,967	14,598	3,091	(16.7)%	(618)

Income from continuing operations before income taxes	10,930	24,972	42,902	19,260	98,064	23,254	112.8%	12,324
Income tax expense (benefit)	3,183	(2,448)	3,029	(50,476)	(46,712)	5,739	80.3%	2,556
Net earnings from continuing operations	7,747	27,420	39,873	69,736	144,776	17,515	126.1%	9,768

Earnings from discontinued operations, net of tax	—	—	—	1,176	1,176	—	—%	—

Net earnings	$7,747	$27,420	$39,873	$70,912	$145,952	$17,515	126.1%	9,768

Basic earnings per share:
Continuing Operations	0.12	0.42	0.63	1.12	2.26	0.29	144.6%	0.17
Discontinued Operations	0.00	0.00	0.00	0.02	0.02	0.00	—%	—
Basic earnings per share	0.12	0.42	0.63	1.14	2.28	0.29	144.6%	0.17

Diluted earnings per share:
Continuing Operations	0.12	0.42	0.62	1.10	2.23	0.28	143.9%	0.17
Discontinued Operations	0.00	0.00	0.00	0.02	0.02	0.00	—%	—
Diluted earnings per share	0.12	0.42	0.62	1.12	2.24	0.28	143.9%	0.17

Basic weighted average shares	65,448	65,074	63,517	62,382	64,105	60,506
Diluted weighted average shares	66,731	65,781	64,285	63,382	65,045	61,846

Some earnings (loss) per share amounts may not add due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2026					FY2027
	6/30/2025	9/30/2025	12/31/2025	3/31/2026	FY2026	6/30/2026
Expenses:
Cost of revenue	58,319	59,594	59,656	60,548	238,117	63,043
Research and development	39,608	36,952	33,823	37,756	148,139	37,134
Sales and marketing	51,906	48,685	48,864	56,192	205,647	51,934
General and administrative	37,345	33,170	29,078	32,988	132,581	35,149
Gains, losses and other items, net	423	—	1,252	3,315	4,990	6,563

Gross profit, continuing operations:	136,503	140,235	152,541	145,544	574,823	150,943
% Gross margin	70.1%	70.2%	71.9%	70.6%	70.7%	70.5%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,750	2,750	2,750	2,750	11,000	2,750
Non-cash stock compensation (cost of revenue)	1,541	1,452	1,033	891	4,917	1,097
Non-cash stock compensation (research and development)	8,332	6,503	5,634	5,093	25,562	5,829
Non-cash stock compensation (sales and marketing)	6,014	5,469	5,018	6,419	22,920	3,975
Non-cash stock compensation (general and administrative)	9,523	7,093	6,446	6,527	29,589	10,041
Restructuring charges (gains, losses, and other)	423	—	1,252	3,315	4,990	6,563
Total excluded items	28,583	23,267	22,133	24,995	98,978	30,255

Expenses, excluding items:
Cost of revenue	54,028	55,392	55,873	56,907	222,200	59,196
Research and development	31,276	30,449	28,189	32,663	122,577	31,305
Sales and marketing	45,892	43,216	43,846	49,773	182,727	47,959
General and administrative	27,822	26,077	22,632	26,461	102,992	25,108

Gross profit, excluding items:	140,794	144,437	156,324	149,185	590,740	154,790
% Gross margin	72.3%	72.3%	73.7%	72.4%	72.7%	72.3%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2026					FY2027
	6/30/2025	9/30/2025	12/31/2025	3/31/2026	FY2026	6/30/2026

Income (loss) from continuing operations before income taxes	10,930	24,972	42,902	19,260	98,064	23,254
Income tax expense (benefit)	3,183	(2,448)	3,029	(50,476)	(46,712)	5,739
Net earnings (loss) from continuing operations	7,747	27,420	39,873	69,736	144,776	17,515

Earnings from discontinued operations, net of tax	—	—	—	1,176	1,176	—

Net earnings (loss)	7,747	27,420	39,873	70,912	145,952	17,515

Earnings (loss) per share:
Basic	0.12	0.42	0.63	1.14	2.28	0.29
Diluted	0.12	0.42	0.62	1.12	2.24	0.28

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,750	2,750	2,750	2,750	11,000	2,750
Non-cash stock compensation (cost of revenue and operating expenses)	25,410	20,517	18,131	18,930	82,988	20,942
Restructuring and merger charges (gains, losses, and other)	423	—	1,252	3,315	4,990	6,563
Total excluded items from continuing operations	28,583	23,267	22,133	24,995	98,978	30,255

Income from continuing operations before income taxes and excluding items	39,513	48,239	65,035	44,255	197,042	53,509
Income tax expense	9,878	12,060	16,259	11,064	49,261	13,378
Non-GAAP net earnings from continuing operations	29,635	36,179	48,776	33,191	147,781	40,131

Non-GAAP earnings per share from continuing operations
Basic	0.45	0.56	0.77	0.53	2.31	0.66
Diluted	0.44	0.55	0.76	0.52	2.27	0.65

Basic weighted average shares	65,448	65,074	63,517	62,382	64,105	60,506
Diluted weighted average shares	66,731	65,781	64,285	63,382	65,045	61,846

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
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APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q1 FISCAL 2027 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, non-GAAP income (loss) from operations, non-GAAP operating income (loss) margin, non-GAAP expenses and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for employee restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, as well as third party expenses associated with business acquisitions in the prior years, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, Non-GAAP operating income margin, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other income and expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow is defined as operating cash flow less capital expenditures. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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